Exhibit 23 (iii)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Eagle Life Insurance Company:

We consent to the use of our report dated December 8, 2009, with respect to the balance sheet of Eagle Life Insurance Company (the Company) as of December 31, 2008, and the related statements of operations, changes in stockholder’s equity, and cash flows for the period from August 28, 2008 (date of inception) through December 31, 2008, and all related financial statement schedules, incorporated herein by reference and to the reference to our firm under the heading “Experts and Counsel” in the prospectus.

/s/ KPMG LLP

Des Moines, Iowa

December 28, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Equity Investment Life Insurance Company:

We consent to the use of our report dated April 30, 2009, with respect to the consolidated balance sheets of American Equity Investment Life Insurance Company (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in stockholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and all related financial statement schedules, incorporated herein by reference and to the reference to our firm under the heading “Experts and Counsel” in the prospectus.

Our report dated April 30, 2009, states the Company has adopted Statement of Financial Accounting Standards No. 157, Fair Value Measurements, effective January 1, 2008, and in 2006 the Company adopted Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

/s/ KPMG LLP

Des Moines, Iowa

December 28, 2009